Exhibit 99.1

McAfee, Inc. Reports Double-Digit Growth Across Revenue, Non-GAAP Earnings Per Share and Operating Cash Flow for Fourth Quarter and Full Year 2009

Board Authorizes up to $500 Million Stock Repurchase Program

Chief Financial Officer Rocky Pimentel to Retire

SANTA CLARA, Calif.--(BUSINESS WIRE)--February 11, 2010--McAfee, Inc. (NYSE:MFE) today reported financial results for the fourth quarter and full year ended December 31, 2009.

Fourth Quarter 2009 Financial Highlights:

  Revenue reached a record $525.7 million, an increase of 24 percent year-over-year and eight percent quarter-over-quarter
  Deferred revenue reached a record $1.4 billion, an increase of nine percent year-over-year and six percent quarter-over-quarter
  Cash flow from operations reached $145 million, an increase of 108 percent year-over-year and a decline of four percent quarter-over-quarter
  Currency fluctuations had a positive impact on revenue of $23 million year-over-year and $9 million quarter-over-quarter. Currency fluctuations had a positive impact of $9 million on deferred revenue year-over-year and a negative impact of $9 million quarter-over-quarter.
  GAAP and non-GAAP earnings per diluted share were $0.34 and $0.64, respectively. Non-GAAP earnings per diluted share increased 20 percent year-over-year and four percent quarter-over-quarter

Executive Commentary:

“Amid challenging global economic conditions, our 2009 performance is a testament to the power of our business model, strength of our team and ongoing solid demand for comprehensive security solutions,” said Dave DeWalt, president and chief executive officer, McAfee. “Looking ahead, a strong operational foundation and leading product portfolio has McAfee well positioned for continued market share gains and future success as a leading global security provider.”

Fourth Quarter Financial Summary and Operational Metrics:

$ in Millions, except per share and % data	Q4 2009	Q4 2008	% Change
Total Net Revenue	$525.7	$424.0	24%

GAAP Operating Income	$72.2	$32.6	122%
GAAP Net Income	$54.5	$45.4	20%
GAAP Net Income Per Share (Diluted)	$0.34	$0.29	16%

Non-GAAP Operating Income*	$136.7	$107.4	27%
Non-GAAP Net Income*	$102.9	$82.5	25%
Non-GAAP Net Income Per Share* (Diluted)	$0.64	$0.53	20%

Deferred Revenue	$1,407.5	$1,293.1	9%
Cash & Marketable Securities	$950.2	$593.7	60%
*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

Full Year Financial Summary and Operational Metrics:

$ in Millions, except per share and % data	Full Year 2009	Full Year 2008	% Change
Total Net Revenue	$1,927.3	$1,600.1	20%

GAAP Operating Income	$222.3	$189.6	17%
GAAP Net Income	$173.4	$172.2	1%
GAAP Net Income Per Share (Diluted)	$1.09	$1.08	1%

Non-GAAP Operating Income*	$504.4	$387.0	30%
Non-GAAP Net Income*	$384.8	$319.9	20%
Non-GAAP Net Income Per Share* (Diluted)	$2.42	$2.01	21%
*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

Corporate Business:

  Revenue grew 30 percent year-over-year to a record $338 million in the fourth quarter of 2009
  In the fourth quarter of 2009, McAfee closed 623 deals greater than $100,000 in value, including 103 deals greater than $500,000 in value and 33 deals greater than $1 million in value

Consumer Business:

  Revenue grew 15 percent year-over-year to a record $188 million in the fourth quarter of 2009
  In the fourth quarter of 2009, McAfee signed or extended 34 agreements and launched 63 new or enhanced online partnerships, bringing the total to over 200 brand name partners worldwide

North America:

  Revenue grew 28 percent year-over-year to a record $299 million in the fourth quarter of 2009
  North American revenue accounted for 57 percent of total revenue for the fourth quarter of 2009, compared with 55 percent of total revenue for the fourth quarter of 2008

International:

  Revenue grew 19 percent year-over-year to a record $227 million in the fourth quarter of 2009
  Currency fluctuations had a positive impact on revenue of $23 million year-over-year and $9 million quarter-over-quarter
  As reported in U.S. dollars, year-over-year revenue grew 24 percent in Europe, the Middle East and Africa, six percent in Asia Pacific, 10 percent in Japan and 20 percent in Latin America
  International revenue accounted for 43 percent of total revenue for the fourth quarter of 2009, compared with 45 percent of total revenue for the fourth quarter of 2008

Key Announcements:

  McAfee announced major enhancements to its 2010 consumer product line. This is the fastest, lightest and most effective consumer PC protection in the company’s history, and has already achieved awards from PC Magazine and CNET.
  McAfee announced McAfee Total Care services – a suite of services that provides a convenient and secure way for consumers to get help from experts who can fix their computer problems remotely
  McAfee and Facebook announced a partnership to jointly create security solutions that include McAfee security software, a custom scanning and repair tool, and consumer friendly education materials that Facebook has agreed to make available to its more than 400 million users. In total, this is a first-of-its-kind security offering that represents a major milestone in the fight to secure the Internet and reduce global cybercrime.
  McAfee announced a worldwide agreement with HP to provide pre-installed McAfee Total Protection Service on HP StorageWorks X500 Data Vault series storage devices. The service, available now through HP as a 90-day trial subscription, helps consumers and small business protect their data.
  McAfee announced McAfee Security QuickStart Services for small to medium-size businesses. The services are designed to deliver full lifecycle service support from implementation assistance, to user training and on-going maintenance, to optimization of security management best practices.
  McAfee announced the McAfee Full Spectrum Network Defense solution, which features major enhancements to the McAfee Network Security Platform, including zero-day malware detection, network threat behavior analysis and application-level security
  McAfee announced it is establishing a new wholly-owned subsidiary in China. The new subsidiary forms part of a new investment McAfee is making in China and the Chinese market.

Balance Sheet and Cash Flow Summary:

At December 31, 2009, the company reported cash and marketable securities of $950 million, compared with $906 million at the end of the third quarter of 2009.

During the fourth quarter of 2009, the company generated $145 million in cash flow from operations, compared with $70 million in the same quarter last year. Days sales outstanding (DSOs) were 50 days compared to 69 days for the same period last year.

Deferred revenue reached a record $1.407 billion at the end of the fourth quarter of 2009, including a negative foreign currency impact of approximately $9 million quarter-over-quarter. Approximately 77 percent of revenue during the fourth quarter of 2009 came from prior period deferred revenue.

Stock Repurchase Program:

McAfee is pleased to announce that its Board of Directors has approved a stock repurchase program of up to $500 million through December 2011. The Company may begin the repurchase of its stock at the conclusion of its current quarterly blackout period following today's announcement of fourth quarter 2009 financial results. Such repurchases may be made from time to time in the open market or through privately negotiated transactions. In connection with the stock repurchase program, McAfee may enter into a plan or plans that are compliant with Rule 10b5-1 of the United States Securities Exchange Act of 1934.

The timing and amount of any stock repurchased under the program will depend on market conditions, stock price, corporate and regulatory requirements, capital availability and other factors. These repurchases may be commenced or suspended at any time or from time to time without prior notice.

Rocky Pimentel Retirement

McAfee also announces today that Rocky Pimentel, Chief Operating Officer and Chief Financial Officer (CFO), will be retiring later this year. In anticipation of this upcoming transition, McAfee has initiated an external search for a new CFO and plans to complete this process later this year. Pimentel plans to remain in his role to ease the transition. As reflected in McAfee’s record quarterly and annual results, Pimentel leaves the company in a very strong financial position.

Financial Outlook:

McAfee expects net revenue in the first quarter of 2010 of $500 million to $520 million.

The company expects first quarter 2010 GAAP net income of $0.30 to $0.36 per diluted share and non-GAAP net income of $0.60 to $0.64 per diluted share.

This guidance reflects an assumed 26 percent annual GAAP tax rate and a 24 percent annual non-GAAP tax rate for 2010.

Conference Call Information:

  The company will host a conference call today at 1:30 P.M. Pacific, 4:30 P.M. Eastern to discuss its quarterly results. Participants should call (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international). The passcode is 45016475.
  Attendees should dial in at least 15 minutes prior to the conference call
  A replay of the call will be available until February 25, by calling (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international)
  A Web cast of the call may also be found on the Internet through McAfee’s Investor Relations Web site at http://investor.mcafee.com

Disclosure Statements and Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider adjusted gross profit, operating income and net income, which we refer to as "non-GAAP gross profit," "non-GAAP operating income" and "non-GAAP net income." In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management excludes certain items to facilitate its review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in management's review, related to the company's ongoing operating performance.

Non-GAAP gross profit excludes amortization of purchased technology, stock-based compensation charges and certain other items. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology and intangibles, stock-based compensation charges, acquisition-related costs (benefits), legal settlements, restructuring charges (benefits), investigation-related and other costs, provision (benefit) for income taxes and certain other items.

Management used a 27 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2008. For 2009, management used an assumed 24 percent non-GAAP effective tax rate. For 2010, management believes the 24 percent non-GAAP effective tax rate is reflective of a long-term normalized tax rate under the global McAfee operating structure.

We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the company's performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. In addition, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee's underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, operating income and net income or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools. Some of the limitations in relying on non-GAAP net income are:

  Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  The company regularly engages in acquisition and integration activities as part of its ongoing business. Therefore, we expect to continue to experience acquisition and retention bonuses, direct acquisition costs and integration costs related to acquisition activity in future periods.
  The company's income tax expense will ultimately be based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 24 percent rate assumed in our non-GAAP financial measures for 2009 and the 27 percent rate assumed in our non-GAAP financial measures for 2008.
  Other companies, including companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool

In addition, many of the adjustments to our GAAP financial statements result in the exclusion of items that are recurring and will be reflected in the company's financial results for the foreseeable future. The company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP gross profit, operating income and net income. For more information, see the consolidated statements of income and the "Reconciliation of GAAP to Non-GAAP Financial Measures" contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements regarding the preliminary results for the quarter ended December 31, 2009, guidance on expected results for the first quarter of 2010, the assumed tax rates for 2010, expectations regarding Pimentel continuing to serve McAfee until the Company's search is complete and the transition to a new CFO is accomplished as well as expectations regarding McAfee's search for a new CFO, expectations regarding McAfee's stock repurchase program and statements about the demand for security solutions, McAfee's financial positioning, business strategy, business momentum, market position, relationships, opportunities, and the value of McAfee's security solutions. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, actual results are subject to other risks, including that McAfee may not achieve its planned revenue realization rates or sales targets, succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership, leverage its relationships and opportunities to the degree expected, capture market share, notwithstanding related commitment or related investment or successfully repurchase stock under its stock repurchase program and the uncertainty associated with the time and cost of the process to hire a new CFO and the risk that Pimentel may choose to retire in advance of McAfee hiring a new CFO or in advance of completion of the desired transition. The company may not benefit from its acquisitions, strategic alliances, partnerships or stock repurchase program as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, the company's product and service offerings may not continue to interoperate effectively with newly developed operating systems, the company may experience delays in product development or the release of previously announced products, the company may experience delayed or lost sales and revenue as a result of outages in integrated systems on which it is highly dependent, the company may not satisfactorily anticipate or meet its customers' needs or expectations, or the industry shift to security suites may not be adopted to the extent anticipated. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations and macro and other economic conditions both in the United States and internationally, including the current credit crisis and adverse global economic conditions. The Company may experience further declines in the fair value of its investment securities or realize losses relating to other than temporary declines in its investment securities given the current credit crisis and adverse global economic conditions. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its quarterly report on Form 10-Q for the period ended September 30, 2009. McAfee does not undertake to update any forward looking statements.

About McAfee, Inc.:

McAfee, Inc., headquartered in Santa Clara, California, is the world's largest dedicated security technology company. McAfee is relentlessly committed to tackling the world's toughest security challenges. The company delivers proactive and proven solutions and services that help secure systems and networks around the world, allowing users to safely connect to the Internet, browse and shop the web more securely. Backed by an award-winning research team, McAfee creates innovative products that empower home users, businesses, the public sector and service providers by enabling them to prove compliance with regulations, protect data, prevent disruptions, identify vulnerabilities, and continuously monitor and improve their security. http://www.mcafee.com

McAfee and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2010 McAfee, Inc. All rights reserved.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,	December 31,
	2009	2008

Assets:
Cash and marketable securities	$950,168	$593,725
Accounts receivable, net	294,315	322,986
Prepaid expenses and other current assets	338,972	260,181
Property and equipment, net	133,016	114,435
Deferred income taxes	604,737	614,807
Goodwill, intangibles and other long-term assets, net	1,641,978	1,551,747
Total assets	$3,963,186	$3,457,881

Liabilities:
Accounts payable	$55,104	$41,529
Accrued liabilities	312,299	298,003
Deferred revenue	1,407,473	1,293,110
Accrued taxes and other long-term liabilities	70,772	72,751
Total liabilities	1,845,648	1,705,393

Stockholders' Equity:
Common stock	1,868	1,812
Treasury stock	(845,118)	(819,861)
Additional paid-in capital	2,251,916	2,053,245
Accumulated other comprehensive loss	(3,291)	(18,992)
Retained earnings	712,163	536,284
Total stockholders' equity	2,117,538	1,752,488
Total liabilities and stockholders' equity	$3,963,186	$3,457,881

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net revenue	$525,666	$423,987	$1,927,332	$1,600,065

Cost of net revenue (A) (B)	110,571	89,066	408,426	326,717
Amortization of purchased technology	20,768	16,284	77,961	56,811

Gross profit	394,327	318,637	1,440,945	1,216,537

Operating costs:

Research and development (A)	84,031	66,592	322,872	250,908

Sales and marketing (A) (C)	177,263	144,854	638,829	536,311

General and administrative (A) (C)	44,479	40,273	164,659	172,917

Amortization of intangibles	10,118	9,992	40,718	26,470

Acquisition-related costs (benefits)	(67)	2,981	31,731	7,430

Restructuring charges (benefits)	2,911	(2,284)	13,830	(1,752)

Legal settlements	3,200	-	3,200	9,000

Investigation-related and other costs	-	4,054	2,325	5,989

Loss on sale/disposal of assets and technology	236	111	474	193

In-process research and development	-	19,500	-	19,500

Total operating costs	322,171	286,073	1,218,638	1,026,966

Income from operations	72,156	32,564	222,307	189,571

Interest and other income (loss), net	(623)	5,726	2,626	51,168

Impairment of marketable securities	-	(3,607)	(710)	(18,533)

Income before provision for income taxes	71,533	34,683	224,223	222,206

Provision (benefit) for income taxes	17,011	(10,723)	50,803	49,997

Net income	$54,522	$45,406	$173,420	$172,209

Net income per share - basic	$0.35	$0.30	$1.11	$1.10
Net income per share - diluted	$0.34	$0.29	$1.09	$1.08

Shares used in per share calculation - basic	157,820	152,792	156,144	156,205
Shares used in per share calculation - diluted	161,032	155,378	158,988	159,406

(A) Stock-based compensation expense is included as follows:
Cost of net revenue	$1,638	$1,099	$6,044	$3,701
Research and development	7,119	5,440	27,023	18,476
Sales and marketing	10,848	10,663	47,689	33,132
General and administrative	7,775	6,947	28,338	21,572

	$27,380	$24,149	$109,094	$76,881

(B)	In the twelve months ended December 31, 2009, cost of net revenue includes $2.7M of acquisition-related costs.

(C)

In the three and twelve months ended December 31, 2008, we reclassified $2.7M and $11.0M of sales order operation related expenses from general and administrative to sales and marketing expenses to conform with current period presentation.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2009	2008

Cash flows from operating activities:
Net income	$173,420	$172,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172,280	123,894
Stock-based compensation expense	103,036	76,662
Excess tax benefit from stock-based awards	(10,215)	(17,693)
Deferred income taxes	11,900	(10,724)
Non-cash restructuring charge (benefit)	1,861	(7,471)
Impairment of marketable securities	710	18,533
Acquired in-process research and development	-	19,500
Decrease in fair value of options accounted for as liabilities	-	(5,483)
Other non-cash items	6,185	(3,688)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	33,216	(68,208)
Prepaid expenses and other assets	(98,608)	(77,300)
Accounts payable	11,212	(7,775)
Accrued taxes and other liabilities	(10,370)	(33,493)
Deferred revenue	101,757	129,359
Net cash provided by operating activities	496,384	308,322
Cash flows from investing activities:
Purchase of marketable securities	(448,117)	(252,031)
Proceeds from maturities of marketable securities	239,323	466,101
Proceeds from sales of marketable securities	50,623	587,587
Acquisitions, net of cash acquired	(171,618)	(550,648)
Purchase of property and equipment	(60,535)	(48,747)
Other investing activities	2,492	(2,036)
Net cash (used in) provided by investing activities	(387,832)	200,226
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and stock purchase plans	90,105	129,990
Excess tax benefit from stock-based awards	10,215	17,693
Repurchase of common stock	(25,257)	(516,591)
Bank borrowings	100,000	-
Repayment of bank borrowings	(100,000)	-
Other financing activities	(4,949)	(3,054)
Net cash provided by (used in) financing activities	70,114	(371,962)
Effect of exchange rate fluctuations on cash	15,169	(47,442)
Net increase in cash and cash equivalents	193,835	89,144
Cash and cash equivalents at beginning of period	483,302	394,158
Cash and cash equivalents at end of period	$677,137	$483,302

MCAFEE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2009	2008	2009	2008
Net revenue:
GAAP net revenue		$525,666	$423,987	$1,927,332	$1,600,065

Gross profit:
GAAP gross profit		$394,327	$318,637	$1,440,945	$1,216,537
Stock-based compensation expense	(1)	1,638	1,099	6,044	3,722
Amortization of purchased technology	(2)	20,768	16,284	77,961	56,811
Acquisition-related costs	(3)	-	-	2,717	-
Non-GAAP gross profit		$416,733	$336,020	$1,527,667	$1,277,070

Operating income:
GAAP operating income		$72,156	$32,564	$222,307	$189,571
Stock-based compensation expense	(1)	27,380	24,149	109,094	77,263
Amortization of purchased technology	(2)	20,768	16,284	77,961	56,811
Amortization of intangibles	(2)	10,118	9,992	40,718	26,470
Acquisition-related costs (benefits)	(3)	(67)	2,981	34,448	7,430
Restructuring charges (benefits)	(4)	2,911	(2,284)	13,830	(1,752)
Legal settlements	(5)	3,200	-	3,200	9,000
Investigation-related and other costs	(6)	-	4,054	2,325	5,989
Loss on sale/disposal of assets and technology	(7)	236	111	474	193
In-process research and development	(8)	-	19,500	-	19,500
Acquired intangible asset expensed to research and development	(9)	-	-	-	2,000
Change in fair value of stock-based liability awards	(10)	-	-	-	(5,483)

Non-GAAP operating income		$136,702	$107,351	$504,357	$386,992

Net income:
GAAP net income		$54,522	$45,406	$173,420	$172,209
Stock-based compensation expense	(1)	27,380	24,149	109,094	77,263
Amortization of purchased technology	(2)	20,768	16,284	77,961	56,811
Amortization of intangibles	(2)	10,118	9,992	40,718	26,470
Acquisition-related costs (benefits)	(3)	(67)	2,981	34,448	7,430
Restructuring charges (benefits)	(4)	2,911	(2,284)	13,830	(1,752)
Legal settlements	(5)	3,200	-	3,200	9,000
Investigation-related and other costs	(6)	-	4,054	2,325	5,989
Loss on sale/disposal of assets and technology	(7)	236	111	474	193
In-process research and development	(8)	-	19,500	-	19,500
Acquired intangible asset expensed to research and development	(9)	-	-	-	2,000
Change in fair value of stock-based liability awards	(10)	-	-	-	(5,483)
Marketable securities impairment, net of accretion	(11)	(650)	3,607	60	18,533
Provision (benefit) for income taxes	(12)	17,011	(10,723)	50,803	49,997

Non-GAAP income before provision for income taxes		135,429	113,077	506,333	438,160

Non-GAAP provision for income taxes	(13)	32,503	30,531	121,520	118,303
Non-GAAP net income		$102,926	$82,546	$384,813	$319,857

Net income per share - diluted: *
GAAP net income per share - diluted		$0.34	$0.29	$1.09	$1.08
Stock-based compensation expense per share	(1)	0.17	0.16	0.69	0.48
Other adjustments per share	(2)-(13)	0.13	0.08	0.64	0.44
Non-GAAP net income per share - diluted *		$0.64	$0.53	$2.42	$2.01

Shares used to compute Non-GAAP net income per share - diluted		161,032	155,378	158,988	159,406

* Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (1) through (13).

Items (1) through (13) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income” and “Net income per share - diluted” and correspond to the categories explained in further detail below under paragraphs (1) through (13).

While we currently do not believe a non-GAAP net revenue metric is meaningful, GAAP net revenue has been provided to enable an understanding of the relationships between GAAP net revenue and the GAAP and non-GAAP financial measures included in the table above. As an example, this facilitates non-GAAP expense to revenue analysis. The non-GAAP financial measures are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share - diluted, which adjust for the following items: stock-based compensation expense, amortization of purchased technology and intangibles, acquisition-related costs (benefits), restructuring charges (benefits), legal settlements, in-process research and development, investigation-related and other costs, loss on sale/disposal of assets and technology, change in fair value of stock-based liability awards, marketable securities impairment, net of accretion, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(1) Stock-based compensation expense consist of expense relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation expense on our operating results. The amount in 2008 also includes stock-based compensation expense related to the tender offer.

(2) Amortization of purchased technology and intangibles are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(3) Acquisition-related costs (benefits) include direct costs of the acquisition and expenses related to acquisition integration activities. Examples of costs directly related to an acquisition include transactions fees, due diligence costs, acquisition retention bonuses and severance, fair value adjustments related to contingent consideration, amounts or recoveries subject to escrow provisions, and certain legal costs related to acquired litigation. These expenses vary significantly in size and amount and are disregarded by the Company’s management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(4) Restructuring charges (benefits) include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company’s business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company’s restructuring plan. In addition, the Company’s assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(5) Legal settlements represent the costs of settlement for certain significant legal matters, including patent litigation. The Company’s management excludes these charges when evaluating ongoing performance and/or predicting earnings trends, and therefore excludes this amount when presenting non-GAAP financial measures.

(6) Investigation-related and other costs are charges related to discrete and unusual events where the Company has incurred significant costs which, in the Company’s view, are not incurred in the ordinary course of operations. Recent examples of such charges include legal expenses related to the special committee investigation into the Company’s past stock option granting practices which was completed in December 2007. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(7) Loss on sale/disposal of assets and technology relate to the sale or disposal of assets of the Company. These losses or gains can vary significantly in size and amount. The Company’s management excludes these losses or gains when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these items when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these amounts on its operating results.

(8) In-process research and development constitute non-cash charges that vary significantly in size and amount depending on the business combination and, therefore, are disregarded by the Company’s management when evaluating its ongoing performance and/or predicting its earnings trends. The Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(9) Acquired intangible asset expensed to research and development is related to the purchase of an intangible asset, which, similar to in-process research and development costs, was expensed immediately. The Company’s management excludes this cost when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes this cost when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of this cost on its operating results.

(10) Change in fair value of stock-based liability awards constitutes the expense or benefit associated with the change in fair value of stock-based liability awards at the end of the each reporting period. The Company’s management excludes these (benefits) costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these amounts when presenting non-GAAP financial measures.

(11) Marketable securities impairment, net of accretion includes “other than temporary” declines in the fair value of our available-for-sale securities and subsequent recoveries of these losses when the securities are redeemed. The company’s management excludes these losses/income when evaluating the company’s ongoing performance and/or predicting earning trends, and therefore excludes these losses/income when presenting non-GAAP financial measures.

(12) Provision (benefit) for income taxes is our GAAP provision (benefit) that must be added back to GAAP net income to reconcile to non-GAAP income before taxes.

(13) Non-GAAP provision for income taxes reflects a 24% non-GAAP effective tax rate in 2009 and a 27% non-GAAP effective tax rate in 2008 which is used by the Company’s management to calculate non-GAAP net income. Management believes that the 24% and 27% effective tax rate in each respective period is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

MCAFEE, INC. AND SUBSIDIARIES
PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED
GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE
(Unaudited)

Q1 FY'10

	Projected GAAP revenue range	$500M - $520M

Projected net income per share reconciliation:

	Projected GAAP net income per share range - diluted	$0.30 - $0.36

Add back:
	Projected stock-based compensation adjustment per share, net of tax (A)	$0.12 - $0.16
	Projected other adjustments per share, net of tax (B)	$0.13 - $0.17

	Projected non-GAAP net income per share range - diluted*	$0.60 - $0.64

*

We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(A)

Stock-based compensation expense consist of charges relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation charges on our operating results.

(B)

Other adjustments include amortization of purchased technology and intangibles, investigation-related and other costs, restructuring charges, acquisition-related costs, loss/gain on sale/disposal of assets and technology, income taxes and certain other items.  We exclude these items because we believe they are not directly related to the operation of our business.  A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (2) through (13) above under the table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

For Q1 FY’10, this guidance reflects an assumed annual GAAP and non-GAAP tax rate of 26% and 24%, respectively.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED REVENUE BY PRODUCT GROUPS
(in thousands)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2009		September 30, 2009		June 30, 2009		March 31, 2009		December 31, 2008

McAfee Corporate	$337,910	64%	$308,573	64%	$291,409	62%	$275,975	62%	$260,615	61%

McAfee Consumer	187,756	36%	176,698	36%	177,277	38%	171,734	38%	163,372	39%

Total McAfee	$525,666	100%	$485,271	100%	$468,686	100%	$447,709	100%	$423,987	100%

CONTACT:
McAfee, Inc.
Investors:
Kate Scolnick
kate_scolnick@mcafee.com
Brandie Claborn, (972) 987-2124
brandie_claborn@mcafee.com
Media:
Tracy Ross, (650) 245-8466
tracy_ross@mcafee.com